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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 4, 2004, except for Note 17 and Note 19 as to which the date is May 5, 2004, relating to the consolidated financial statements of Allied Waste Industries, Inc. which appears in Allied's Current Report on Form 8-K dated May 10, 2004. We also consent to the incorporation by reference in this Registration Statement of our report dated February 4, 2004 relating to the financial statement schedule, our report dated March 5, 2004 relating to the consolidated financial statements and financial statement schedule of Browning-Ferris Industries, Inc., and our reports dated March 5, 2004 relating to the financial statements of BFI Energy Systems of Plymouth, Inc., BFI Services Group, Inc., BFI Trans River (LP), Inc., Browning-Ferris Industries Europe, Inc., Browning-Ferris Industries Asia Pacific, Inc., BFI Energy Systems of Boston, Inc., and Consolidated Processing, Inc., which appear in the Annual Report on Form 10-K of Allied Waste Industries, Inc. for the year ended December 31, 2003. We also consent to the reference to us under the heading "Summary Financial Data", "Selected Financial Data" and "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Phoenix, Arizona
May 19, 2004